Exhibit 99.1

AMMO Inc. Appoints Kathy Hanrahan to Board of Directors
SCOTTSDALE, Ariz., November 14, 2017 (GLOBE NEWSWIRE) — AMMO, Inc. (OTC:POWW), a premier technology driven American ammunitions developer, manufacturer and distributor, today announced it has appointed Kathy Hanrahan, a seasoned financial executive, to serve on the Company’s Board of Directors.
Kathleen has vast experience in both the public sector as well as in the law enforcement market.  For nearly 15 years, Ms. Hanrahan held a number of key executive positions at TASER International, Inc., now Axon Enterprise, Inc. (NASDAQ: AAXN), culminating as Chief Executive Officer of TASER Foundation.  She was Chief Financial Officer during the company’s IPO in 2001 and became Chief Operations Officer in 2003, and then president and chief operating officer in 2006.  Her last position at TASER was as Chief Executive Officer and, concurrently, as co-chairperson for the TASER Foundation for Fallen Officers.  Over the course of her career, Ms. Hanrahan has held several director positions for a number of corporations in both the profit and non-profit sectors, and currently serves on the SentrySix Defense Group board.
Ms. Hanrahan commented, “I am very excited to become part of a company and a team that I believe will prove to be truly disruptive to its industry.  AMMO, Inc.’s commitment to advanced technology and exacting standards give rise to a tremendous value-creation opportunity and I look forward to contributing to their strategic and business development to capture that opportunity for the benefit of the full range of our stakeholders.”
Ms. Hanrahan is currently a private management consultant for her company, New Horizons Management Consulting, and specializes in assisting small- to medium-sized companies in strategy, financial planning, personnel and infrastructure for growth phases.
Among her higher profile clients was LifeLock, Inc. (NYSE: LOCK), where she served as their interim chief financial officer prior to their initial public offering.
Fred W. Wagenhals, Chief Executive Officer of AMMO, commented, “We are very pleased and fortunate to have Kathy join our Board of Directors.  Her deep experience with strategy and financial planning, and her work with fast growing companies will serve us well as we further develop our business, grow and drive value to shareholders.”
About AMMO, Inc.
With its corporate offices headquartered in Scottsdale, Arizona, and a manufacturing facility in Payson, Arizona, AMMO, Inc. (the “Company and/or AMMO”) designs and manufactures products for a variety of aptitudes, including law enforcement, military, hunting, sport shooting and self-defense (see www.ammo-inc.com). The Company was founded in 2016 with a vision to change, innovate and invigorate the complacent munitions industry. AMMO promotes branded munitions, including the Jesse James line of munitions and accessories; SHIELD Series munitions for Law Enforcement, /stelTH/ subsonic munitions, and OPS (One Precise Shot) a tactical line munitions for self-defense.

Forward Looking Statements
This release may contain forward-looking statements. Actual results may differ from those projected due to a number of risks and uncertainties, including, but not limited to, the possibility that some or all of the matters and transactions considered by the Company may not proceed as contemplated, and by all other matters specified in the Company’s filings with the Securities and Exchange Commission. These statements are made based upon current expectations that are subject to risk and uncertainty. The Company does not undertake to update forward-looking statements in this news release to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking information. Assumptions and other information that could cause results to differ from those set forth in the forward-looking information can be found in the Company’s filings with the Securities and Exchange Commission (www.sec.gov), including its recent periodic reports.

Investor/Media Contact:
James Palczynski, Partner
ICR, Inc.
Phone: (203) 682-8229
jp@icrinc.com